UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2011

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 14, 2011, the registrant announced that on Wednesday, November 16, 2011, the registrant and Freightliner Custom Chassis Corporation, a manufacturer of premium chassis for motor home, delivery walk-in van and school bus and shuttle bus markets, will hold a media-only webinar to announce a newly developed program between the two entities to make electric vehicles more accessible to fleets. The intent of the new program is to allow fleet executives to purchase and operate all-electric vehicles for a cost equal to or less than the total life-cycle cost of an equivalent diesel-powered commercial vehicle. The savings that fleets would incur from the reduced maintenance and fuel savings of the electric vehicles would then be used over a period of time to cover the incremental expense for the technology.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

November 14, 2011	By:	/s/ Michael Staran

Name: Michael Staran
Title: President and Chief Executive Officer